Exhibit 99.2

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Financial Statements

September 30, 2017 and 2016

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$6,609	$8,576
Accounts receivables, net of allowance ($463-2017; $636-2016)	5,064	6,693
Prepaid expenses and other current assets	1,094	875
Total current assets	12,767	16,144
Fixed assets, net of accumulated depreciation	1,155	1,698
Goodwill	136,251	136,614
Intangible assets, net of accumulated amortization	31,904	36,719
Other assets	264	295
Total assets	$182,341	$191,470
LIABILITIES
Current liabilities
Accounts payable	$7,265	$8,903
Accrued expenses	4,438	4,127
Accrued compensation and benefits	2,102	2,733
Short-term debt with Parent	10,000	—
Deferred revenue	2,033	3,557
Total current liabilities	25,838	19,320
Deferred revenue	320	549
Contingent consideration	—	7,444
Long-term debt with Parent	—	10,000
Other liabilities	79	604
Total liabilities	26,237	37,917
EQUITY
Common stock, $0.001 par value; 25,000 shares authorized, 22,000 shares (2017) and 22,000 shares (2016) issued	22	22
Treasury stock, at cost 63 shares (2017) and 51 shares (2016)	(591)	(479)
Additional paid-in capital	211,448	210,223
Accumulated deficit	(54,775)	(56,213)
Total equity	156,104	153,553
Total liabilities and equity	$182,341	$191,470

See accompanying notes to consolidated financial statements.

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Nine months ended September 30,
	2017	2016
Revenue	$29,414	$23,638
Operating expenses
Cost of revenue	8,937	7,537
Sales and marketing	3,424	3,162
General and administrative	6,095	6,114
Research and development	11,436	7,766
Amortization of intangibles assets	4,679	4,389
Change in fair value of contingent consideration	(6,931)	—
Impairment related and other	—	291
Total operating expenses	27,640	29,259
Operating income (loss)	1,774	(5,621)
Interest expense, net	(336)	(185)
Income (loss) before income taxes	1,438	(5,806)
Income tax benefit (expense)	—	166
Net income (loss)	$1,438	$(5,640)

See accompanying notes to consolidated financial statements.

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(in thousands)

(unaudited)

					Additional
	Common stock		Treasury stock		paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance as of December 31, 2015	21,958	$22	—	$—	$208,530	$(48,181)	$160,371
Equity-based compensation expense related to stock options	—	—	—	—	1,110	—	1,110
Equity-based compensation related to restricted stock (RS)	—	—	—	—	152	—	152
Issuance of common stock	42	—	—	—	—	—
Repurchase of common stock	—	—	(51)	(479)	—	—	(479)
Net income (loss)	—	—	—	—	—	(5,640)	(5,640)
Balance as of September 30, 2016	22,000	$22	(51)	$(479)	$209,792	$(53,821)	$155,514

See accompanying notes to consolidated financial statements.

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(in thousands)

(unaudited)

					Additional
	Common stock		Treasury stock		paid-in	Accumulated
	Shares	Amount	Shares	Amount	capital	deficit	Total
Balance as of December 31, 2016	22,000	$22	(51)	$(479)	$210,223	$(56,213)	$153,553
Equity-based compensation expense related to stock options	—	—	—	—	1,117	—	1,117
Equity-based compensation related to restricted stock (RS)	—	—	—	—	108	—	108
Repurchase of common stock	—	—	(12)	(112)	—	—	(112)
Net income (loss)	—	—	—	—	—	1,438	1,438
Balance as of September 30, 2017	22,000	22	(63)	(591)	211,448	(54,775)	$156,104

See accompanying notes to consolidated financial statements.

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine months ended September 30,
	2017	2016
OPERATING ACTIVITIES
Net income (loss)	$1,438	$(5,640)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	5,447	5,126
Equity-based compensation	1,225	1,262
Impairment related and other	—	291
Contingent consideration	(6,931)	—
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable, net	1,629	(1,328)
Prepaid expenses and other assets	(250)	(64)
Accounts payable	(1,654)	1,919
Accrued expenses	320	345
Accrued compensation and benefits	(655)	(785)
Deferred revenue	(1,753)	(521)
Other liabilities	(62)	135
Cash flows provided by (used in) operating activities	(1,246)	740
INVESTING ACTIVITIES
Capital expenditures, net	(213)	(432)
Change in restricted cash	65	60
Ownership acquisition, net of cash acquired	(461)	—
Cash flows provided by (used in) investing activities	(609)	(372)
FINANCING ACTIVITIES
Purchase of treasury stock	(112)	(479)
Cash flows provided by (used in) financing activities	(112)	(479)
Net increase (decrease) in cash and cash equivalents	(1,967)	(111)
Cash and cash equivalents at beginning of period	8,576	6,210
Cash and cash equivalents at end of period	$6,609	$6,099

See accompanying notes to consolidated financial statements.

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1. The Company

Description of the Company

Folio Dynamics Holdings, Inc. (together with its subsidiaries, “FolioDynamix,” the “Company,” “we,” “our,” or “us”) was formed on November 3, 2014 in conjunction with Actua Corporation’s (“Actua” or “Parent”) majority-owner acquisition of the Company’s subsidiary, Folio Dynamics, Inc.  Since 2007, the operating subsidiaries of FolioDynamix have offered wealth service providers and investment advisors a comprehensive, unified web-based wealth management platform.  FolioDynamix also provides institutional-quality research and advisory services.

FolioDynamix has entered into an Agreement and Plan of Merger, dated as of September 25, 2017, by and among FolioDynamix, Envestnet, Inc. (“Envestnet”), FCD Merger Sub, Inc. and Actua USA Corporation, as the representative of FolioDynamix’s stockholders (such agreement, the “Folio Sale Agreement”).  Under the Folio Sale Agreement, Envestnet has agreed to acquire FolioDynamix through the merger of FolioDynamix into a wholly-owned subsidiary of Envestnet for $195 million of cash, subject to adjustments for working capital, cash, debt and other items (including a potential downward adjustment of up to $130 million relating to the receipt of certain third-party consents) (such transaction, the “Folio Sale”).

Basis of Presentation

The consolidated financial statements contained herein (the “Consolidated Financial Statements”) include the accounts of Folio Dynamics Holdings, Inc. and its subsidiaries.

2. Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ materially from those estimates.  The estimates, which include evaluation of FolioDynamix’s asset impairment, revenue recognition, income taxes, and commitments and contingencies, are based on management’s best judgments.  Management evaluates its estimates and underlying assumptions on an ongoing basis using historical experience and other factors, such as the current economic and regulatory environment, that management believes to be reasonable under the circumstances and adjusts its estimates and assumptions when facts and circumstances dictate that it is necessary or appropriate to do so.  As of September 30, 2017 and December 31, 2016, management believes the recorded amounts of goodwill and intangible assets were not impaired.

Cash and Cash Equivalents

FolioDynamix considers all highly liquid instruments with an original maturity of three months or less at the time of purchase to be cash equivalents.  Cash and cash equivalents at September 30, 2017 and December 31, 2016 were invested principally in money market accounts.

Restricted Cash

FolioDynamix considers cash that is legally restricted, and cash that is held as a compensative balance for operating leases, as restricted cash.  FolioDynamix had long-term restricted cash of $0.2 million and $0.3 million as of September 30, 2017 and December 31, 2016, respectively, that is included in “Other assets” in FolioDynamix’s Consolidated Balance Sheets.

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(unaudited)

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net assets of businesses acquired.  FolioDynamix’s acquisitions have resulted in the recognition and accumulation of significant goodwill.  FolioDynamix tests goodwill for impairment annually during the fourth quarter of each year, or more frequently as conditions warrant.

The first step of the test used to identify potential impairment compares the estimated fair value of a reporting unit with its carrying amount, including goodwill.  If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired and the second step of the impairment test is unnecessary.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the impairment test must be performed to measure the amount of the impairment loss, if any.

The second step of the goodwill impairment test compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill.  The implied fair value of goodwill is determined in the same manner as goodwill recognized in a business combination.  If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess.

FolioDynamix estimates its fair value using “Level 2” and “Level 3” inputs, as described in Note 6, “Fair Value Measurements.”  Significant judgments and estimates are made to estimate the fair value of FolioDynamix, such as projected future earnings, applicable discount rates, the selection of peer earnings multiples and the relative weighting of different fair value indicators.  FolioDynamix determines market multiples from comparable publicly-traded companies and applies those multiples to estimate the fair value.

Refer to Note 3, “Goodwill and Intangible Assets,” for further details related to FolioDynamix’s annual impairment evaluation for the year ended December 31, 2016.

Intangible Assets

Intangible assets with determinable lives primarily consist of customer relationships, trademarks and trade names, technology, and non-compete agreements.  The cost of intangible assets with determinable lives is amortized on a straight-line basis over the estimated period of economic benefit.  In addition, intangible assets are tested more frequently if a change in circumstances or the occurrence of events indicates that potential impairment exists.

Financial Instruments

Cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates fair value due to the short-term maturity of these instruments.

Deferred Revenue

Deferred revenue consists primarily of payments received in advance of revenue being earned under the relevant customer agreements.

Contract Acquisition Costs

Commission expenses associated with the negotiation of a contract are charged to expense as incurred.

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(unaudited)

Revenue Recognition

FolioDynamix generates revenues primarily in the form of (1) recurring software license and subscription fees, (2) maintenance and support services, (3) professional services fees from customization and integration services related to its software, (4) professional services fees for customized investment program management and consulting, and (5) investment advisory services.  The initial subscription arrangement term is typically between three and five years.

FolioDynamix recognizes revenue when persuasive evidence of an arrangement exists, delivery of the service has occurred, no significant obligations with regard to implementation remain, the fee is fixed or determinable and collectability is probable.  At the time that a contract with a new customer is consummated, there is no history with such customer, and it cannot be determined whether the relationship with such customer will extend beyond the term of the initial contract.

If a multiple deliverable arrangement is entered into, FolioDynamix evaluates each deliverable to determine whether that deliverable has standalone value.  A delivered element has standalone value if the element has value to a customer on a standalone basis.  This is typically determined by reference to whether an element is routinely sold independent of other offerings or a third-party vendor could provide a similar service to the customer.  Additionally, it is considered whether there is a customer-negotiated refund or return right for the delivered element.  If these criteria are not met, the deliverable is combined with the undelivered elements and the allocation of the arrangement consideration and revenue recognition are determined for the combined elements and recognized over the applicable contract term.

FolioDynamix’s platform revenue from term software license arrangements is recognized on a subscription basis over the customer contract license term of use.  Revenue from annual maintenance is deferred and recognized on a straight-line basis over the period that the service is provided.  FolioDynamix enters into multiple element arrangements with new customers that include both the software subscription and professional implementation services.  The professional services in these arrangements do not have standalone value as they are essential for the functionality of the software.  Therefore, revenue related to platform implementation professional services is combined with the revenue from the software subscription services and is deferred and recognized on a straight-line basis over the contract term.

Certain revenues earned by FolioDynamix for advisory services require judgment to determine whether the revenue should be recorded on a gross basis (that is, with FolioDynamix as a principal) or net of related costs (that is, with FolioDynamix as an agent).  In general, these revenues are recognized on a net basis if FolioDynamix is not the primary obligor, and when FolioDynamix is acting as an agent of the supplier.

FolioDynamix’s contracts are billed in annual, quarterly or monthly installments and are primarily non-cancellable.

Equity-Based Compensation

FolioDynamix recognizes equity-based compensation expenses in the Consolidated Financial Statements for all restricted stock awards and stock options that are expected to vest.  Equity-based compensation expense is measured at the date of grant, based on the fair value of the award, and is recognized using the straight-line method over the employee’s requisite service period.  Equity-based awards with vesting conditions other than service are recognized based on the probability that those conditions will be achieved.

Research and Development

Research and development costs for software to be sold and marketed are charged to expense as those costs are incurred.

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(unaudited)

Income Taxes

Income taxes are accounted for under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and net operating loss and capital loss carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences and net operating loss and capital loss carryforwards are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

FolioDynamix records a valuation allowance to reduce its net deferred tax assets to the amount that is more likely than not to be realized.  FolioDynamix considers future taxable income and prudent and feasible tax planning strategies in determining the need for a valuation allowance.  In the event that FolioDynamix determines that it would not be able to realize all or part of its net deferred tax assets, an adjustment to the deferred tax assets would be charged to earnings in the period such determination is made. Likewise, if FolioDynamix later determines that it is more likely than not that the net deferred tax assets would be realized, the previously provided valuation allowance would be reversed.

Supplemental Cash Flow Disclosures

FolioDynamix made interest payments of $0.3 million and $0.2 million during the nine months ended September 30, 2017 and 2016, respectively.  FolioDynamix’s income tax payments during the nine months ended September 30, 2017 and 2016 were de minimis.

Concentration of Customer Base and Credit Risk

Five customers accounted for approximately 51% and 55% of revenue for the nine months ended September 30, 2017 and 2016, respectively.  Major customers are considered to be those who accounted for more than 10% of total revenues, and there were two major customers for the nine months ended September 30, 2017 and three major customers for the nine months ended September 30, 2016.

Commitments and Contingencies

From time to time, FolioDynamix and its businesses are involved in various claims and legal actions arising in the ordinary course of business.  FolioDynamix does not expect any liability with respect to any legal claims or actions, either individually or in the aggregate, to materially affect its consolidated financial position or cash flows.

Subsequent Events

Management has evaluated subsequent events through December 22, 2017, which is the date the Consolidated Financial Statements were available to be issued.  There were no subsequent events that required adjustment to or disclosure in the consolidated financial statements.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, which provides a single, comprehensive revenue recognition model for all contracts with customers.  Under the new guidance, an entity will recognize revenue based on amounts the entity expects to be entitled to in exchange for the transfer of goods or services.  The new standard also includes enhanced disclosure requirements.  This standard, which will be applied either retrospectively or as a cumulative-effect adjustment as of the

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(unaudited)

date of adoption, will be effective for FolioDynamix beginning on January 1, 2018.  In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), to clarify the implementation guidance on principal versus agent considerations.  In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing, which clarifies the identification of performance obligations and the licensing implementation guidance.  In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which addresses collectability, sales and other taxes, noncash consideration, contract modifications at transition, completed contracts at transition and technical corrections.  In December 2016, ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, was issued by the FASB to clarify and correct unintended application of the new revenue recognition standard.  The effective dates for these ASUs are the same as the effective date for ASU 2014-09.  FolioDynamix has conducted a high level assessment to evaluate the impact of the new guidance by performing an initial analysis of our material contracts.  During 2017, FolioDynamix will continue its impact assessment by performing detailed reviews of all of its contracts to determine the overall impact of the new accounting guidance on its results of operations and if there are any adjustments that FolioDynamix will need to make to its accounting policies, systems and controls.  The assessment is ongoing; however, FolioDynamix currently believes that one of the key components in the guidance that will impact FolioDynamix is the requirement to capitalize the costs incurred to acquire new contracts.  Currently, FolioDynamix expenses all sales commissions as incurred.  FolioDynamix does not plan on adopting the new standard early and has not yet selected a transition methodology.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments--Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which amends the guidance on the classification and measurement of financial instruments.  Changes to the current guidance primarily affect the accounting for financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments.  The new standard is effective for FolioDynamix for the annual period beginning January 1, 2018.  This standard is not expected to have a significant impact on the Consolidated Financial Statements on the adoption date.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842).  Under the new standard, most leases will be recognized on FolioDynamix’s Consolidated Balance Sheets as liabilities with corresponding right-of-use assets.  The new standard is effective for FolioDynamix for the annual period beginning January 1, 2019, including interim periods within those annual periods, with early adoption permitted.  The standard must be adopted using a modified retrospective approach.  FolioDynamix is in the process of evaluating the impact of this new pronouncement.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash.  The new standard requires that the statement of cash flows explain the change during the period of both cash and cash equivalents as well as restricted cash balances.  Therefore, restricted cash should be included within the cash and cash equivalents balance when reconciling the beginning and ending period amounts shown on the statement of cash flows.  This ASU is effective for fiscal years beginning after December 31, 2017 and early adoption is permitted.  The adoption of this standard will only impact the presentation of FolioDynamix’s Statement of Cash Flows and will not have an impact on its results of operations.  FolioDynamix does not intend to adopt this new standard early.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business.  The new standard clarifies the definition of a business and whether an acquisition should be accounted for as an asset acquisition or a business acquisition.  The new standard is effective for FolioDynamix for the annual period beginning January 1, 2018, including interim periods ending on or after March 31, 2018.  The new standard is to be applied prospectively only, and no further disclosure is required once the new methodology is adopted and applied.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.  The new standard simplifies the subsequent measurement of goodwill by eliminating Step 2 for

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(unaudited)

the goodwill impairment test.  In doing so, FolioDynamix will no longer determine goodwill impairment by calculating the implied fair value of the goodwill by assigning the fair value of a reporting unit to its assets and liabilities.  Instead, the company will compare the fair value of a reporting unit against FolioDynamix’s carrying value of that reporting unit and record impairment for the amount that the carrying value exceeds the fair value, limited by the amount of goodwill assigned to that reporting unit.  FolioDynamix plans to adopt this standard as of December 31, 2017.

Recently Adopted Accounting Guidance

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments.  The new standard addresses multiple scenarios concerning how certain cash receipts and payments are presented and classified in the statement of cash flows under Accounting Standards Codification (“ASC”) Topic 230, Statement of Cash Flows, and other ASC topics.  Under the new standard, classification of contingent consideration payments made after a business combination will depend on the timing of the payment, as well as the total amount paid, in comparison to the total liability recognized at the acquisition date.  Although not effective until annual periods beginning after December 15, 2017, FolioDynamix decided to adopt this standard early; the adoption of this standard had no impact on FolioDynamix’s Consolidated Financial Statements.

In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which provides guidance involving several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows.  Under ASU 2016-09, all excess tax benefits and tax deficiencies (including tax benefits of dividends on share-based payment awards) should be recognized as income tax expense or benefit in the statement of operations, whereas under prior GAAP, excess tax benefits were recognized in additional paid-in capital and tax deficiencies were recognized either as an offset to accumulated excess tax benefits, if any, or in the statement of operations.  Under ASU 2016-09, excess tax benefits should be classified along with other income tax cash flows as an operating activity, as opposed to a financing activity under prior GAAP.  Additionally, an entity can make an accounting policy election to either estimate the number of awards that are expected to vest (prior GAAP) or account for forfeitures when they occur.  The amendments in this update were effective for FolioDynamix for annual periods beginning January 1, 2017.  The adoption of ASU 2016-09 did not have a significant impact on FolioDynamix’s Consolidated Financial Statements.

3. Goodwill and Intangible Assets

Goodwill

The following table summarizes the activity related to FolioDynamix’s goodwill:

		Accumulated
	Gross carrying	impairment	Net carrying
(in thousands)	amount	losses	amount
Goodwill as of December 31, 2016	$176,270	$(39,656)	$136,614
Acquisitions (1)	(363)	—	—
Goodwill as of September 30, 2017	$175,907	$(39,656)	$136,251

(1)	Refer to Note 4, “Acquisitions,” for details of acquisitions.

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(unaudited)

Impairment

FolioDynamix completed its annual impairment testing in the fourth quarter of 2016, which resulted in no impairments because the fair value of FolioDynamix exceeded the carrying value.

Intangible assets

The following table summarizes FolioDynamix’s intangible assets:

		As of September 30, 2017
(in thousands)		Gross carrying	Accumulated	Net carrying
Intangible assets	Useful life	amount	amortization	amount
Customer relationships	7‑10 years	$25,454	$(7,082)	$18,372
Trademarks/trade names	5 years	8,100	(4,725)	3,375
Technology	8-9 years	15,544	(5,577)	9,967
Non-compete agreements	5 years	233	(43)	190
		$49,331	$(17,427)	$31,904

		As of December 31, 2016
(in thousands)		Gross carrying	Accumulated	Net carrying
Intangible assets	Useful life	amount	amortization	amount
Customer relationships	7-10 years	$25,571	$(5,106)	$20,465
Trademarks/trade names	5 years	8,100	(3,510)	4,590
Technology	8-9 years	15,556	(4,124)	11,432
Non-compete agreements	5 years	240	(8)	232
		$49,467	$(12,748)	$36,719

Amortization expense for intangible assets during the nine months ended September 30, 2017 and 2016 was $4.7 million and $4.4 million, respectively.

Remaining estimated amortization expense for the respective years is set forth as follows:

(in thousands)
2017 (remaining three months)	$1,561
2018	6,244
2019	5,974
2020	4,624
2021	4,617
Thereafter	8,884
Remaining amortization expense	$31,904

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(unaudited)

4. Acquisitions

On October 31, 2016, FolioDynamix acquired certain assets of SAS Capital Management, LLC (“SAS”) for a maximum consideration of $25.0 million.  The initial consideration paid, net of working capital, was approximately $2.9 million.  Aggregate payments of approximately $1.0 million are payable over the 15-month period following the closing for a total fixed consideration of $3.9 million.  The SAS acquisition is subject to an earnout based on the achievement of specified revenue targets that was originally valued at $8.4 million at the date of acquisition, and subsequently adjusted to $7.9 million in the first quarter of 2017.  The acquisition was accounted for under the acquisition method.  FolioDynamix has allocated the purchase price to identifiable tangible and intangible assets, goodwill and deferred revenue.  The purchase accounting for the SAS acquisition was finalized during the nine months ended September 30, 2017.

The allocation of the SAS purchase price to identified intangible assets and tangible assets and liabilities was as follows:

(in thousands)
Goodwill	$9,736
Customer lists (7 year life)	2,153
Technology (9 year life)	344
Non-compete agreement (5 year life)	233
Deferred revenue	(320)
Other net assets (liabilities)	(397)
Total net assets acquired	$11,749

5. Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation.  The following table summarizes FolioDynamix’s fixed assets:

(in thousands)	Useful life	September 30, 2017	December 31, 2016
Computer equipment and software, office equipment and furniture	3‑5 years	$3,673	$3,530
Leasehold improvements	5 years	209	163
Total cost		3,882	3,693
Less: accumulated depreciation		(2,727)	(1,995)
Fixed assets, net of accumulated depreciation		$1,155	$1,698

Depreciation expense for the nine months ended September 30, 2017 and 2016 was $0.8 million and $0.7 million, respectively.  FolioDynamix uses the straight-line method of depreciation.

6. Fair Value Measurements

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  There are three levels of inputs that may be used to measure fair value, which are as follows:

•	Level 1 – Observable inputs, such as quoted market prices for identical assets and liabilities in active public markets.

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(unaudited)

•

Level 2 – Observable inputs other than Level 1 prices based on quoted prices in markets with insufficient volume or infrequent transactions, or valuations in which all significant inputs are observable for substantially the full term of the asset or liability.

•	Level 3 – Unobservable inputs to the valuation techniques that are significant to the fair value of the asset or liability.

Assets and liabilities are measured at fair value based on one or more of the following three valuation techniques:

•	Market Approach – Fair value is determined based on prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities.
•	Income Approach – Fair value is determined by converting relevant future amounts to a single present amount based on market expectations (including present value techniques and option pricing models).
•	Cost Approach – Fair value represents the amount that currently would be required to replace the service capacity of the relevant asset (often referred to as replacement cost).

The fair value hierarchy of FolioDynamix’s financial assets and liabilities measured at fair value on a recurring basis were as follows:

		Valuation
		technique
(in thousands)	Asset (liability)	(approach)	Level 1	Level 2	Level 3
September 30, 2017
Cash equivalents (money market accounts)	$4,238	Market	$4,238	$—	$—
Acquisition contingent consideration obligations	(1,297)	Income	—	—	(1,297)
	$2,941		$4,238	$—	$(1,297)

December 31, 2016
Cash equivalents (money market accounts)	$5,207	Market	$5,207	$—	$—
Acquisition contingent consideration obligations	(8,752)	Income	—	—	(8,752)
	$(3,545)		$5,207	$—	$(8,752)

The carrying value of certain of FolioDynamix’s other financial instruments, including accounts receivable and accounts payable, approximates fair value due to the short-term nature of those instruments.

As of September 30, 2017 and December 31, 2016, FolioDynamix accounted for a contingent earn-out payment related to the acquisition of SAS (the “SAS Earnout”).  A fair value of the SAS Earnout was determined on the date of acquisition using Monte Carlo simulation models that yielded a value of $8.4 million, which was subsequently adjusted to $7.9 million in the first quarter of 2017.  Under the terms of the underlying asset purchase agreement, upon a change of control of FolioDynamix, the amount of the SAS Earnout would become fixed and payable.  In connection with the pending Folio Sale (note 1), the fair value of the SAS Earnout has been estimated to be approximately $1.3 million.  Due to the reduction of the SAS Earnout liability to $1.3 million, a net gain of $6.9 million has been recognized in the nine months ended September 30, 2017.  The SAS Earnout liability is reflected in the “Accrued expenses” line item on FolioDynamix’s Consolidated Balance Sheets; changes in the fair value of the SAS Earnout were reflected in the “Change in fair value of contingent consideration” line item on FolioDynamix’s Consolidated Statements of Operations.

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(unaudited)

7. Debt

On November 3, 2014, FolioDynamix entered into a loan agreement with its Parent.  This agreement provided for a term loan in the original principal amount of $6.3 million, with an interest rate of 4.25% with a maturity date of March 31, 2016.  During the year ended December 31, 2016, the maturity date of the loan was extended to March 31, 2018.  As of September 30, 2017 and December 31, 2016, $6.0 million is outstanding under this term loan and is included in the line items “Short-term debt with Parent” and “Long-term debt with Parent,” respectively, in FolioDynamix’s Consolidated Balance Sheets.

On October 26, 2016, FolioDynamix entered into a loan agreement with Actua that provided for a term loan in the original principal amount of $4.0 million, with an interest rate of 5.0% and a maturity date of March 31, 2018.  As of September 30, 2017 and December 31, 2016, $4.0 million is outstanding under this term loan and is included in the line items “Short-term debt with Parent” and “Long-term debt with Parent,” respectively, in FolioDynamix’s Consolidated Balance Sheets.

8. Stockholders’ Equity

Holders of FolioDynamix’s Common Stock are entitled to one vote per share and are entitled to dividends as declared.  No cash dividends have been declared to date, and FolioDynamix does not intend to pay cash dividends in the foreseeable future.  Any future dividend will be subject to approval by FolioDynamix’s Board of Directors (the “Board”), and the Board reserves the right to change the dividend policy at any time.

Certain holders of FolioDynamix’s Common Stock have the right to put some of their shares to the Company for cash at an agreed upon fair value as of certain redemption dates; the shares that are subject to this put right represent approximately 2% of FolioDynamix’s shares on a primary basis.  These amounts, $3.0 million and $2.9 million, are being accreted to the current fair value of those Common Shares as of the respective redemption dates and are included in the line item “Additional paid-in capital” in the Company’s Consolidated Balance Sheets as of September 30, 2017 and December 31, 2016, respectively.

FolioDynamix may periodically repurchase shares of its Common Stock.  During the nine months ended September 30, 2017, FolioDynamix repurchased 12,046 shares of Common Stock for $112 thousand.  During the nine months ended September 30, 2016, FolioDynamix repurchased 51,355 shares of Common Stock for $479 thousand.  All repurchases are reflected in the line item, “Treasury stock, at cost” as a reduction of Stockholders’ Equity in the Consolidated Balance Sheets in the relevant periods.

9. Equity-Based Compensation

Equity-based compensation awards, mainly in the form of stock options, may be granted to FolioDynamix employees, directors and consultants under the Folio Dynamics Holdings, Inc. Amended and Restated 2014 Equity Compensation Plan (as amended from time to time, the “Plan”).  Generally, the Plan awards vest over a period of four years and expire ten years after the grant date.  As of September 30, 2017, FolioDynamix had 225,469 shares of Common Stock reserved under the Plan for possible future issuance.  FolioDynamix’s grants of equity-based compensation are approved by the Board.  Equity-based compensation is included in operating expenses, primarily in the line item “General and administrative” in FolioDynamix’s Consolidated Statements of Operations.

Certain of FolioDynamix’s officers have also been granted restricted stock awards under Actua’s 2005 Omnibus Equity Compensation Plan (as amended from time to time, the “Actua Plan”).  The Actua Plan awards vest in part over a period of four years and in part based on the achievement of market-based conditions of Actua Common Stock.

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(unaudited)

Equity-based compensation by equity award type:

	Nine months ended September 30,
(in thousands)	2017	2016
Restricted stock (Actua Common Stock)	$108	$152
Stock options	1,117	1,110
Total equity-based compensation	$1,225	$1,262

Unrecognized equity-based compensation by equity award type:

	As of September 30,		Weighted average years remaining of equity‑based compensation as of
(in thousands, except weighted average years)	2017	2016	September 30, 2017
Restricted stock (Actua Common Stock)	$238	$388	1.91
Stock options	2,424	3,888	1.92
Total equity-based compensation	$2,662	$4,276

Actua Restricted Stock

Certain of FolioDynamix’s officers have received restricted stock grants from Actua.  Recipients of restricted stock do not pay any cash consideration for the shares and have the right to vote all shares subject to the grant.  Any cash dividends paid by Actua in respect of unvested restricted stock would be paid to the holders of outstanding restricted stock at the same time as cash dividends are paid to common stockholders.  Any dividends paid by Actua in stock or other property in respect of unvested restricted stock would be paid to the holders of outstanding unvested restricted stock subject to the same terms and conditions related to vesting, forfeiture and non-transferability as the underlying stock.

Share activity with respect Actua restricted stock awards granted to FolioDynamix employees for the nine months ended September 30, 2017 and 2016 was as follows:

	Number of shares	Weighted average grant date fair value
Issued and unvested as of December 31, 2015	40,000	$16.76
Vested	(5,000)	$16.76
Granted	40,000	$9.90
Issued and unvested as of September 30, 2016	75,000	$13.10

	Number of shares	Weighted average grant date fair value
Issued and unvested as of December 31, 2016	75,000	$13.10
Vested	(10,000)	$13.33
Issued and unvested as of September 30, 2017	65,000	$13.07

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(unaudited)

As of September 30, 2017, issued and unvested shares of Actua restricted stock granted to FolioDynamix's employees vest as follows:

Number of shares unvested	Vesting conditions
40,000	Subject to certain market conditions, as discussed below
25,000	Subject to certain service conditions, as discussed below
65,000

Restricted Stock – Actua Common Stock Awards with Market Conditions

Certain of FolioDynamix’s officers have received restricted stock grants from Actua with market-based vesting conditions, the vesting of which is contingent upon achievement of specified price targets of Actua’s Common Stock.  The equity-based compensation expense for awards with market-based vesting conditions is recorded based on the fair value of the awards, which is determined using a Monte Carlo simulation model at the time the award is granted.  For the majority of the market-based awards that are outstanding as of September 30, 2017, the derived service period over which the expense is to be recognized is also determined by the Monte Carlo simulation model.  In the event that the market-based conditions are not achieved and the related restricted stock awards are forfeited, equity-based compensation expense is not reversed; if an employee terminates service with FolioDynamix prior to vesting of a market-based-vesting, any compensation expense associated with the unvested award is reversed.

In February 2015, 20,000 shares of Actua restricted stock with market-based conditions were granted to certain executives of FolioDynamix.  The vesting of those shares is contingent upon the 45-trading day volume-weighted average price per share (“VWAP”) of Actua’s Common Stock meeting or exceeding specified 45-trading day VWAP targets ($28.07, $30.16, $32.38, and $34.71) (the “2014 VWAP Targets”) on or before February 28, 2018, with 25% of the shares vesting upon achievement of each of the targets.   In the event that any of the 2014 VWAP Targets are not achieved, the relevant shares of restricted stock will lapse unvested.

In April 2016, 20,000 shares of Actua restricted stock were granted to certain executives of FolioDynamix, the vesting of which are contingent upon the 45-trading day VWAP of Actua’s Common Stock meeting or exceeding the 2014 VWAP Targets on or before February 28, 2018, and such awards remain unvested as of September 30, 2017.

In aggregate, compensation expense related to Actua restricted stock awards with market conditions was less than $0.1 million for each of the nine months ended September 30, 2017 and 2016.  There is no remaining unamortized compensation expense related to awards with market conditions.

Actua has entered into a Membership Interest Purchase Agreement, dated as of September 23, 2017, by and among Actua, Actua Holdings, Inc., Arsenal Acquisition Holdings, LLC, and Velocity Holdco III Inc. (formerly Arsenal Buyer Inc.), an affiliate of CVC Growth Fund (“CVC”) (such agreement, the “Velocity/Bolt Sale Agreement”).  Under the Velocity/Bolt Sale Agreement, CVC has agreed to purchase all of Actua’s interests in VelocityEHS and Bolt (such transaction, the “Velocity/Bolt Sale”).  Actua’s Board has determined that all outstanding unvested shares of restricted stock with market conditions as of the closing of the Velocity/Bolt Sale, which would constitute the sale of substantially all of Actua’s assets (such closing, the “Change of Control”), will vest upon the Change of Control; the sale was consummated on December 12, 2017.

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(unaudited)

Restricted Stock – Actua Common Stock Awards with Service Conditions

Certain of FolioDynamix’s officers have received restricted stock grants from Actua with service-based vesting conditions that vest over annual periods of time of employee service.  The equity-based compensation expense for those time-based awards is recorded based on the fair value of the awards, determined by the ending price of Actua’s Common Stock on the date of grant.  In the event that a FolioDynamix employee terminates service with Actua (or its consolidated businesses) prior to the vesting of a time-based award, the related restricted stock awards are forfeited and equity-based compensation expense related to any forfeited award is reversed.

During February 2015, 20,000 shares of Actua’s Common Stock were awarded to a certain executive of FolioDynamix; those shares vest in equal increments each year for four years on the anniversary of the grant date.  Accordingly, 5,000 shares of Actua restricted stock vested during both February 2017 and February 2016.

During April 2016, 20,000 shares of Actua’s Common Stock were awarded to a certain executive of FolioDynamix; those shares vest in equal increments each year for four years on the anniversary of the grant date.  Accordingly, 5,000 shares of Actua restricted stock vested during February 2017.

Actua’s Board has determined that all outstanding unvested shares of restricted stock with service conditions as of the Change of Control will vest upon the Change of Control, which occurred on December 12, 2017.

In aggregate, compensation expense related to Actua restricted stock awards with service conditions was less than $0.1 million for each of the nine months ended September 30, 2017 and 2016.  Unamortized compensation expense of $0.2 million will be recognized in the fourth quarter of 2017, due to the Change in Control.

Stock Options

The fair value of each stock option is estimated on the grant date using the Black-Scholes option-pricing model.

	Options	Weighted average exercise price per share	Weighted average remaining contractual term (years)	Aggregate intrinsic value
Outstanding as of December 31, 2015(1)	2,231,183	$11.12
Granted	1,209,375	$9.33
Forfeited and Canceled	(127,606)	$9.33
Exercised	(41,077)	$9.33
Outstanding as of September 30, 2016	3,271,875	$10.55	8.84	$—

	Options	Weighted average exercise price per share	Weighted average remaining contractual term (years)	Aggregate intrinsic value
Outstanding as of December 31, 2016	3,386,250	$10.51
Forfeited and Canceled	(111,719)	$9.33
Outstanding as of September 30, 2017	3,274,531	$10.55	7.88	$—

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(unaudited)

(1)

Some of these options that were exercised in 2016 were net settled, resulting in a number of shares forfeited to cover the option’s strike price.  These forfeited shares are not available for future stock option issuances.  None of these stock options remain outstanding or exercisable as of September 30, 2016 and September 30, 2017.

There were no stock options granted or exercised during the nine months ended September 30, 2017.  The weighted average grant date fair value per share of options granted during the nine months ended September 30, 2016 was $1.63.  The total intrinsic value of stock option exercised during the nine months ended September 30, 2016 was $0.4 million.

During April 2015, stock options for 2,325,000 shares of Common Stock were awarded to certain of FolioDynamix’s executives and employees; a portion of these options vest based on certain market and performance conditions while the remaining options vest 25% six months after the grant date, and the remaining 75% vest ratably on the first day each month over the subsequent 36 months.  Certain 2015 stock option grants have market-based as well as performance-based vesting accelerators which were deemed improbable of achievement from issuance through December 31, 2016 when the performance-based accelerator lapsed.  As such, those awards with vesting accelerators have been expensed based on a market value determination that was derived using a Monte Carlo simulation model.  As of September 30, 2017, options for 1,089,763 shares of Common Stock remain unvested with an unamortized expense of $1.3 million that will be recognized as follows: $0.3 million in the remaining three months of 2017, $0.9 million in 2018, and $0.1 million in 2019.

During February 2016, stock options for 1,209,375 shares of Common Stock were awarded to certain of FolioDynamix’s executives and employees.  These options vest 25% on the first anniversary of the grant date, and the remaining 75% vest ratably on the first day each month over the subsequent 36 months.  As of September 30, 2017, unamortized expense related to these awards of $1.0 million remains, which will be recognized as follows: $0.1 million in the remaining three months of 2017, $0.4 million in 2018, $0.4 million in 2019, and $0.1 million in 2020.

During November 2016, stock options for 114,375 shares of Common Stock were awarded to certain of FolioDynamix’s executives and employees.  These options vest 25% on the first anniversary of the grant date, and the remaining 75% vest ratably on the first day each month over the subsequent 36 months.  As of September 30, 2017, unamortized expense related to these awards of $0.2 million remains, of which less than $0.1 million will be recognized in the remaining three months of 2017 and the years of 2018 through 2020.

Stock Options Fair Value Assumptions

FolioDynamix estimates the grant date fair value of stock options using the Black-Scholes option-pricing model, which requires the input of highly subjective assumptions.  Those assumptions include estimating the expected life of the award and estimating the volatility of FolioDynamix’s selected public company peers.  Expected volatility approximates the historical volatility of FolioDynamix’s selected public company peers’ respective common stock over the period, commensurate with the expected term of the award.  The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for an instrument with a maturity that is commensurate with the expected term of the award.  Changes in the above assumptions, the estimated forfeitures and/or the requisite service period can materially affect the amount of equity-based compensation recognized in FolioDynamix’s Consolidated Statements of Operations.

FOLIO DYNAMICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(unaudited)

The following assumptions were used to determine the fair value of stock options granted to employees by FolioDynamix during the nine months ended September 30, 2016:

Nine months ended September 30, 2016
Expected volatility	45%
Average expected life of stock options (in years)	5.93 - 6.08
Risk-free interest rate	1.42%
Dividend yield	—

10. Income Taxes

FolioDynamix is included in Actua’s consolidated federal tax return beginning on November 3, 2014, the date when Actua acquired FolioDynamix.  No tax sharing agreement was executed by the parties to provide a methodology for the calculation and payment of income taxes in connection with the consolidation of FolioDynamix with the majority stockholder for income tax purposes.  The default tax sharing methodology under Internal Revenue Code Section 1552 is to apportion the consolidated tax liability of the group among the members of the group in accordance with the ratio which that portion of the consolidated taxable income attributable to each member of the group having taxable income bears to the consolidated taxable income.  The consolidated federal tax liability for the Actua consolidated group for both the nine months ended September 30, 2017 and 2016 was zero.  FolioDynamix recorded a state income tax benefit for the nine months ended September 30, 2017 and 2016 of zero and $166 thousand, respectively.

11. Contingencies

FolioDynamix and its consolidated subsidiaries are involved in various claims and legal actions arising in the ordinary course of business.  In the opinion of management, the amount of the ultimate liability with respect to legal claims and actions will not materially affect the financial position, results of operations, or cash flows of FolioDynamix or its consolidated businesses.